UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:  February 24, 2010

(Date of earliest event reported)

D E E R E  &  C O M P A N Y

(Exact name of registrant as specified in its charter)

DELAWARE	1-4121	36-2382580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One John Deere Place

Moline, Illinois 61265

(Address of principal executive offices and zip code)

(309) 765-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03             Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 26, 2009, the Board of Directors of Deere & Company (“Company”) conditionally adopted amendments to Article III, “The Board of Directors,” Section 2, “Election” and Section 3, “Vacancies,” of the Bylaws of Deere & Company (“Bylaws”), and conditionally adopted proposed amendments to Article Sixth and Section 2.74 of Article Fourth of Deere’s Restated Certificate of Incorporation (“Certificate”) to become effective February 24, 2010 if stockholders vote to approve the proposed amendments to the Company’s Certificate, as described in the Company’s Proxy Statement filed with the Securities and Exchange Commission on January 13, 2010.  On February 24, 2010 at the Company’s annual meeting of stockholders, the stockholders approved the proposed amendments to the Certificate. Therefore, the amendments to the Bylaws also became effective on February 24, 2010.

Article Sixth of the Certificate was amended primarily to:

•     Eliminate the classified structure of the Board of Directors through the election of directors whose terms are expiring for one-year terms, so that beginning with the 2013 annual meeting, the entire Board of Directors will be elected annually;

•     Provide that directors elected by the Board to fill vacancies will serve only until the next election of directors by the stockholders or until a director’s earlier resignation or removal; and

•    Provide that directors who are elected to the Board of Directors after the 2010 annual meeting may be removed by stockholders with or without cause.

Section 2.74 of Article Fourth of the Certificate was amended to:

•     Delete the following sentence: “The classes in which such directors serve, as provided by article sixth, may be designated by the holders of the applicable preferred stock, unless such classes have been previously designated by the board of directors.”

Article III, Section 2 of the Bylaws was amended primarily to:

•      Provide for the annual election of directors, eliminating the provision that directors are elected by class for three year terms; and

•      Provide that any director elected after the 2010 annual meeting of stockholders may be removed from office with or without cause.

Article III, Section 3 of the Bylaws was amended primarily to:

•      Provide that vacancies on the board of directors resulting from an increase in the number of directors may be filled by a majority of the board of directors, and any other vacancy on the board of directors may be filled by a majority of the then remaining board of directors, although less than a quorum; and

•      Provide that any director so chosen shall serve until the next annual meeting of stockholders, eliminating the provision that the director serve until the next election of the class of directors.

The foregoing description of the amendments to the Bylaws and Certificate is qualified in its entirety by reference to the full and complete text of the Bylaws and the Certificate, as amended, both of which are attached hereto and incorporated by reference herein as Exhibits to this report.

Item 9.01             Financial Statements and Exhibits.

The following Exhibit is filed herewith:

3.1        Restated Certificate of Incorporation, as amended.

3.2          Bylaws of Deere & Company, as amended February 24, 2010.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

DEERE & COMPANY

	By:	/s/ Gregory R. Noe
Gregory R. Noe
Secretary

Dated: February 26, 2010

Exhibit Index

Exhibit No.	Description of Exhibit

3.1	Restated Certificate of Incorporation of Deere & Company, as amended.
3.2	Bylaws of Deere & Company, as amended February 24, 2010.